Exhibit 3.1


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            ATLANTIC FINANCIAL CORP.


                                    ARTICLE I
                                      NAME

         The name of the corporation is Atlantic Financial Corp.


                                   ARTICLE II
                                  CAPITAL STOCK

         Paragraph A. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share are as follows:

                                    Number of
         Class                       Shares                    Par Value
         -----                      ---------                  ---------

         Common Stock               20,000,000                   $5.00
         Preferred Stock             1,000,000                   $1.00

         Paragraph B. No holders of any class of stock of the Corporation shall have any preemptive or other preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or
(iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

         Paragraph C. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them. Except as may be set forth in any articles of amendment applicable to shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

         Paragraph D. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof.



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         Prior to the issuance of any share of a series of Preferred  Stock, the
Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the State Corporation Commission articles of amendment as required by law, and the State Corporation Commission shall have issued a certificate of amendment.


                                   ARTICLE III
                     INDEMNIFICATION AND LIMITS ON LIABILITY
                            OF DIRECTORS AND OFFICERS


         Paragraph A. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, each Director and officer shall be indemnified by the Corporation against liabilities, fines penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such Director of officer. The determination that the indemnification under this Paragraph A is permissible shall be made as provided by law. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

         Paragraph B. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, in any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, a director or officer of the Corporation shall not be liable in any monetary amount for damages arising out of or resulting from a single transaction, occurrence or course of conduct, provided that the elimination of liability herein set forth shall not be applicable if the Director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

         Paragraph C. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to indemnify or contract in advance to indemnify any person not specified in Paragraph A of this Article against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in Paragraph A of this Article.

         Paragraph D. Every reference in this Article to Director, officer, employee, agent or consultant shall include (i) every Director, officer, employee, agent or consultant of the Corporation or any corporation the majority of the voting stock of which is owned directly or indirectly by the Corporation,
(ii) every former Director, officer, employee, agent or consultant of the Corporation, (iii) every person who may have served at the request of or on behalf of the Corporation as a Director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors and administrators.



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         Paragraph E. The  provisions of this Article  shall be applicable  from and after its adoption even though some or all of the underlying conduct or events relating to such a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

         Paragraph F. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancements of expenses with respect to any claim for indemnification made pursuant to Paragraph A of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

                                   ARTICLE IV
                                    DIRECTORS

         Paragraph A. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any Series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

         Paragraph B. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring the annual meeting of stockholders held in the third year following the year of their election.

         Paragraph C. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Paragraph D. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.



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                                    ARTICLE V
                                BYLAW AMENDMENTS

         The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation except so far as any of the Bylaws of the Corporation adopted by the stockholders shall otherwise provide. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

                                   ARTICLE VI
                            SPECIAL VOTING PROVISIONS

         Paragraph A. An amendment to the Articles of Incorporation of the Corporation shall be approved if:

         1. A majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; and,

         2. Unless such action shall have been approved by at least two-thirds of the directors, holders of more than two-thirds of the issued and outstanding shares of the Corporation's Common Stock vote in favor of such action.

         Paragraph B. Any director may be removed from office with or without cause, but only if holders of more than seventy percent (70%) of the issued and outstanding shares of Common Stock vote in favor of such action.

         Paragraph C. Any merger or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, shall be approved if:

         1. A majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; and,

         2. Unless such action shall have been approved by at least two-thirds of the directors, at least two-thirds of the issued and outstanding shares of the Corporation's Common Stock vote in favor of such action.

         This Paragraph C shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.